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                                                                     EXHIBIT 1.1

                             UNDERWRITING AGREEMENT



                                                               February __, 1998



[Underwriter]
  as Representative of the
  Underwriters set forth on Schedule A

Ladies and Gentlemen:

            1. Introduction. Advanta Leasing Receivables Corp. IV ("ALRC IV") and Advanta Leasing Receivables Corp. V ("ALRC V," together with ALRC IV, the "Series Obligors") propose to cause the $___________ aggregate principal amount of Advanta Equipment Receivables Asset-Backed Notes, Series 1998-1, Class A-1 (the Class A-1 Notes"), $___________ aggregate principal amount of Advanta Equipment Receivables Asset-Backed Notes, Series 1998-1, Class A-2 (the "Class A-2 Notes"), $___________ aggregate principal amount of Advanta Equipment Receivables Asset-Backed Notes, Series 1998-1, Class A-3 (the "Class A-3 Notes"), $___________ aggregate principal amount of Advanta Equipment Receivables Asset-Backed Notes, Series 1998-1, Class A-4 (the "Class A-4 Notes" and together with the Class A-1 Notes, the Class A-2 Notes and the Class A-3 Notes, the "Class A Notes"), $__________ aggregate principal amount of Advanta Equipment Receivables Asset-Backed Notes, Series 1998-1, Class B (the "Class B Notes"), the $__________ aggregate principal amount of Advanta Equipment Receivables Asset-Backed Notes, Series 1998-1, Class C (the "Class C Notes" and together with the Class A Notes and Class B Notes, the "Offered Notes") and the $__________ aggregate principal amount of Advanta Equipment Receivables Asset-Backed Notes, Series 1998-1, Class D (the "Class D Notes," together with the Offered Notes, the "Notes") to be issued pursuant to a Master Business Receivables Asset-Backed Financing Facility Agreement, dated as of May 1, 1997 (the "Master Agreement"), among Advanta Business Services Corp. ("ABS"), as servicer (in such capacity, the "Servicer"), Advanta Leasing Receivables Corp. III ("ALRC III"), as the obligors' agent (in such capacity, the "Obligors' Agent"), and The Chase Manhattan Bank, as trustee (the "Trustee") and the Series 1998-1 Supplement, dated as of February 1, 1998 (the "Series 1998-1 Supplement," together with the Master Agreement, the "Agreement"), among ABS, as servicer, the Series Obligors and the Trustee. Any capitalized terms used herein but not defined shall have the meaning set forth in the Agreement.

            ABS and the Series Obligors hereby agrees with [Underwriter] (the "Representative"), as representative of the underwriters attached on Schedule A hereto (the "Underwriters") as follows:

            2. Representations and Warranties of ALRC IV. ALRC IV represents and warrants to, and agrees with, the Underwriters that:

                  (a) ALRC IV has all requisite corporate power, authority and legal right to own its property and conduct its business as such properties are presently owned and such


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business is presently conducted, and to execute, deliver and perform its obligations under this underwriting agreement (the "Underwriting Agreement"), the Notes and each of the Master Agreement, the Series 1998-1 Supplement, the Master Contribution Agreement, dated as of May 1, 1997 (the "Master Contribution Agreement"), between ABS and the Obligors' Agent, and the Series 1998-1 Contribution Agreement Supplement, dated as of February 1, 1998, between ABS, ALRC IV and ALRC V (the "Series 1998-1 Contribution Agreement Supplement" and, together with the Master Agreement, the Series 1998-1 Supplement and the Master Contribution Agreement, the "Transaction Documents").

                  (b) The execution and delivery of the Underwriting Agreement, the Notes and each of the Transaction Documents, the incurrence of the obligations herein and therein set forth and the consummation of the transactions contemplated hereunder and thereunder have been duly authorized by the Board of Directors of ALRC IV and all other necessary action has been taken.

                  (c) The Underwriting Agreement has been duly authorized and validly executed and delivered by ALRC IV.

                  (d) Each of the Transaction Documents will be executed and delivered by ALRC IV on or before the Closing Date, and when executed and delivered by the other parties thereto, will constitute a valid and binding agreement of ALRC IV, enforceable against ALRC IV in accordance with its terms, except to the extent that (i) the enforceability thereof may be subject to insolvency, reorganization, moratorium, receivership or other similar laws now or hereafter in effect relating to creditors' or other obligees' rights generally or the rights of creditors or other obligees insured by the FDIC, (ii) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought and (iii) certain remedial provisions of the Agreement may be unenforceable in whole or in part under the Uniform Commercial Code (the "UCC"), but the inclusion of such provisions does not render the other provisions of the Agreement invalid and, notwithstanding that such provisions may be unenforceable in whole or in part, the Trustee, on behalf of the Noteholders, will be able to enforce the remedies of a secured party under the UCC.

                  (e) The Notes will be issued pursuant to the terms of the Agreement and, when executed by ALRC IV and ALRC V and authenticated by the Trustee in accordance with the Agreement and, with respect to the Offered Notes only, delivered pursuant to the Underwriting Agreement, will be validly issued and outstanding and entitled to the benefits of the Agreement. The Notes will be in all material respects in the form contemplated by the Agreement and will conform to the description thereof contained in the related Prospectus (as defined herein) and Registration Statement (as defined herein), each as amended or supplemented.

                  (f) ALRC V is not in violation of any requirement of law or in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, deed of trust, lease or other instrument to which it is a party or by which it is bound or to which any of its property is subject, which violations or defaults separately or in the aggregate would have a material adverse effect on ALRC V.

                  (g) Neither the issuance and sale of the Offered Notes, nor the execution and delivery by ALRC V of the Underwriting Agreement, the Notes or the Transaction Documents, nor the incurrence by ALRC V of the obligations herein and therein set forth, nor the



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consummation of the transactions contemplated hereunder or thereunder, nor the fulfillment of the terms hereof or thereof does or will (i) violate any requirement of law presently in effect, applicable to it or its properties or by which it or its properties are or may be bound or affected, (ii) conflict with, or result in a breach of, or constitute a default under, any indenture, contract, agreement, deed, lease, mortgage or instrument to which it is a party or by which it or its properties are bound, or (iii) result in the creation or imposition of any Lien upon any of its property or assets, except for those encumbrances created under the Agreement.

                  (h) All consents, approvals, authorizations, orders, filings, registrations or qualifications of or with any court or any other governmental agency, board, commission, authority, official or body required in connection with the execution and delivery by ALRC V of the Underwriting Agreement, the Notes or the Transaction Documents, or to the consummation of the transactions contemplated hereunder and thereunder, or to the fulfillment of the terms hereof and thereof have been or will have been obtained on or before the Closing Date.

                  (i) All actions required to be taken by ALRC V as a condition to the offer and sale of the Offered Notes as described herein or the consummation of any of the transactions described in the Prospectus and Registration Statement have been or, prior to the Closing Date, will be taken.

                  (j) The Agreement has been qualified under the Trust Indenture Act of 1939.

                  (k) The representations and warranties made by ALRC V in the Agreement and made in any Officer's Certificate of ALRC V delivered pursuant to the Agreement will be true and correct at the time made and on and as of the Closing Date as if set forth herein.

                  (l) ALRC V agrees it has not granted, assigned, pledged or transferred and shall not grant, assign, pledge or transfer to any Person a security interest in, or any other right, title or interest in, the Contracts, except as provided in the Agreement, and agrees to take all action required by the Agreement in order to maintain the security interest in the Contracts granted pursuant to the Agreement.

                  (m) A registration statement on Form S-1 (No. 333-38575), including a form of prospectus and such amendments thereto as may have been required to the date hereof, relating to the Notes and the offering thereof in accordance with the Securities Act of 1933, as amended (the "Act"), has been filed with, and has been declared effective by, the Securities and Exchange Commission (the "Commission"). If any post-effective amendment to such registration statement has been filed with the Commission prior to the execution and delivery of the Underwriting Agreement, the most recent such amendment has been declared effective by the Commission. For purposes of the Underwriting Agreement, "Effective Time" means the date and time as of which such registration statement, or the most recent post-effective amendment thereto, if any, was declared effective by the Commission, and "Effective Date" means the date of the Effective Time. Such registration statement, as amended at the Effective Time, is hereinafter referred to as the "Registration Statement." The Prospectus, together with any amendment thereof or supplement thereto, are hereinafter referred to as the "Prospectus."

                  (n) On the Effective Date, the Registration Statement conformed in all respects to the requirements of the Act and the rules and regulations of the Commission thereunder (the "Rules and Regulations") and did not include any untrue statement of a material



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fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and on the date of the Underwriting Agreement, the Registration Statement and the Prospectus conform, and at the time of filing of the Prospectus pursuant to Rule 424(b) the Registration Statement and the Prospectus will conform, in all respects with the requirements of the Act and the Rules and Regulations, and neither of such documents includes, or will include, any untrue statement of a material fact or omits, or will omit, to state any material fact required to be stated therein or necessary to make the statements therein not misleading, except that the foregoing does not apply to statements in or omissions from either of such documents based upon written information furnished to ALRC IV by the Underwriters specifically for use therein.

                  (o) There has not been any material adverse change, or any development involving a prospective material adverse change, in the condition, financial or otherwise, or in the earnings, business or operations of ALRC IV from ____________.

            3. Representations and Warranties of ALRC V. ALRC V represents and warrants to, and agrees with, the Underwriters that:

                  (a) ALRC V has all requisite corporate power, authority and legal right to own its property and conduct its business as such properties are presently owned and such business is presently conducted, and to execute, deliver and perform its obligations under the Underwriting Agreement, the Notes and each of the Transaction Documents.

                  (b) The execution and delivery of the Underwriting Agreement, the Notes and each of the Transaction Documents, the incurrence of the obligations herein and therein set forth and the consummation of the transactions contemplated hereunder and thereunder have been duly authorized by the Board of Directors of ALRC V and all other necessary action has been taken.

                  (c) The Underwriting Agreement has been duly authorized and validly executed and delivered by ALRC V.

                  (d) Each of the Transaction Documents will be executed and delivered by ALRC V on or before the Closing Date, and when executed and delivered by the other parties thereto, will constitute a valid and binding agreement of ALRC V enforceable against ALRC V in accordance with its terms, except to the extent that (i) the enforceability thereof may be subject to insolvency, reorganization, moratorium, receivership or other similar laws now or hereafter in effect relating to creditors' or other obligees' rights generally or the rights of creditors or other obligees insured by the FDIC, (ii) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought and (iii) certain remedial provisions of the Agreement may be unenforceable in whole or in part under the UCC, but the inclusion of such provisions does not render the other provisions of the Agreement invalid and, notwithstanding that such provisions may be unenforceable in whole or in part, the Trustee, on behalf of the Noteholders, will be able to enforce the remedies of a secured party under the UCC.

                  (e) The Notes will be issued pursuant to the terms of the Agreement and, when executed by ALRC V and ALRC IV and authenticated by the Trustee in accordance with the Agreement and, with respect to the Offered Notes only, delivered pursuant to the Underwriting Agreement, will be validly issued and outstanding and entitled to the benefits of the



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Agreement. The Notes will be in all material respects in the form contemplated by the Agreement and will conform to the description thereof contained in the related Prospectus (as defined herein) and Registration Statement (as defined herein), each as amended or supplemented.

                  (f) ALRC V is not in violation of any requirement of law or in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, deed of trust, lease or other instrument to which it is a party or by which it is bound or to which any of its property is subject, which violations or defaults separately or in the aggregate would have a material adverse effect on ALRC V.

                  (g) Neither the issuance and sale of the Offered Notes, nor the execution and delivery by ALRC V of the Underwriting Agreement, the Notes or the Transaction Documents, nor the incurrence by ALRC V of the obligations herein and therein set forth, nor the consummation of the transactions contemplated hereunder or thereunder, nor the fulfillment of the terms hereof or thereof does or will (i) violate any requirement of law presently in effect, applicable to it or its properties or by which it or its properties are or may be bound or affected, (ii) conflict with, or result in a breach of, or constitute a default under, any indenture, contract, agreement, deed, lease, mortgage or instrument to which it is a party or by which it or its properties are bound, or (iii) result in the creation or imposition of any Lien upon any of its property or assets, except for those encumbrances created under the Agreement.

                  (h) All consents, approvals, authorizations, orders, filings, registrations or qualifications of or with any court or any other governmental agency, board, commission, authority, official or body required in connection with the execution and delivery by ALRC V of the Underwriting Agreement, the Notes or the Transaction Documents, or to the consummation of the transactions contemplated hereunder and thereunder, or to the fulfillment of the terms hereof and thereof have been or will have been obtained on or before the Closing Date.

                  (i) All actions required to be taken by ALRC V as a condition to the offer and sale of the Offered Notes as described herein or the consummation of any of the transactions described in the Prospectus and Registration Statement have been or, prior to the Closing Date, will be taken.

                  (j) The Agreement has been qualified under the Trust Indenture Act of 1939.

                  (k) The representations and warranties made by ALRC V in the Agreement and made in any Officer's Certificate of ALRC V delivered pursuant to the Agreement will be true and correct at the time made and on and as of the Closing Date as if set forth herein.

                  (l) ALRC V agrees it has not granted, assigned, pledged or transferred and shall not grant, assign, pledge or transfer to any Person a security interest in, or any other right, title or interest in, the Contracts, except as provided in the Agreement, and agrees to take all action required by the Agreement in order to maintain the security interest in the Contracts granted pursuant to the Agreement.

                  (m) The Registration Statement (No. 333-38575), including a form of prospectus and such amendments thereto as may have been required to the date hereof, relating to the Notes and the offering thereof in accordance with the Act, has been filed with, and has been



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declared effective by, the Commission. If any post-effective amendment to such registration statement has been filed with the Commission prior to the execution and delivery of the Underwriting Agreement, the most recent such amendment has been declared effective by the Commission.

                  (n) On the Effective Date, the Registration Statement conformed in all respects to the requirements of the Act and the Rules and Regulations of the Commission and did not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and on the date of the Underwriting Agreement, the Registration Statement and the Prospectus conform, and at the time of filing of the Prospectus pursuant to Rule 424(b) the Registration Statement and the Prospectus will conform, in all respects with the requirements of the Act and the Rules and Regulations, and neither of such documents includes, or will include, any untrue statement of a material fact or omits, or will omit, to state any material fact required to be stated therein or necessary to make the statements therein not misleading, except that the foregoing does not apply to statements in or omissions from either of such documents based upon written information furnished to ALRC V by the Underwriters specifically for use therein.

                  (o) There has not been any material adverse change, or any development involving a prospective material adverse change, in the condition, financial or otherwise, or in the earnings, business or operations of ALRC V from ____________.

            4. Purchase, Sale, Payment and Delivery of the Offered Notes. Error! Bookmark not defined. (a) On the basis of the representations, warranties and agreements herein contained, but subject to the terms and conditions herein set forth, the Series Obligors agree to sell to the Underwriters, and the Underwriters agree to purchase from the Series Obligors, at a purchase price of ___% of the principal amount thereof, $___________ aggregate principal amount of the Offered Notes, each Underwriter to purchase the amounts shown on Schedule A hereto.

                  (b) The Series Obligors will deliver the Offered Notes to you against payment of the purchase price in immediately available funds, drawn to the order of the Series Obligors, at the office of Dewey Ballantine LLP, 1301 Avenue of the Americas, New York, New York 10019 at 10:00 A.M., New York City time, on __________, 1998, or at such other time not later than seven full business days thereafter as you and ABS determine, such time being herein referred to as the "Closing Date". Each of the Offered Notes so to be delivered shall be represented by one or more definitive Offered Notes registered in the name of Cede & Co., as nominee for The Depository Trust Company. The Series Obligors shall make such definitive Offered Notes representing the Offered Notes available for inspection by the Underwriters at the office at which the Offered Notes are to be delivered no later than five hours before the close of business in New York City on the business day prior to the Closing Date.

            5. Offering by Underwriters. It is understood that after the Effective Date, the Underwriters propose to offer the Offered Notes for sale to the public (which may include selected dealers) as set forth in the Prospectus.

            6. Certain Agreements of the Series Obligors. The Series Obligors agree with the Underwriters that:

                  (a) The Series Obligors will not file any amendment of the Registration Statement with respect to the Offered Notes or supplement to the Prospectus unless a copy has been furnished to you for your review a reasonable time prior to the proposed filing



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thereof or to which you shall reasonably object to in writing. The Series
Obligors will advise you promptly of (i) the effectiveness of any amendment or supplementation of the Registration Statement or Prospectus, (ii) any request by the Commission for any amendment or supplementation of the Registration Statement or the Prospectus or for any additional information, (iii) the receipt by the Series Obligors of any notification with respect to the suspension of qualification of the Offered Notes for sale in any jurisdiction or the initiation or threatening of any proceeding for such purposes and (iv) the institution by the Commission of any stop order proceeding in respect of the Registration Statement, and will use their best efforts to prevent the issuance of any such stop order and to obtain as soon as possible its lifting, if issued.

                  (b) If, at any time when a prospectus relating to the Offered Notes is required to be delivered under the Act, any event occurs as a result of which the Prospectus, as then amended or supplemented, would include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it is necessary at any time to amend the Prospectus to comply with the Act, the Series Obligors promptly will prepare and file with the Commission an amendment or supplement which will correct such statement or omission or an amendment which will effect such compliance. Neither your consent to, nor the Underwriters' delivery of, any such amendment or supplement shall constitute a waiver of any of the conditions set forth in
Section 6.

                  (c) As soon as practicable, the Series Obligors will make generally available to the Noteholders an earnings statement or statements of the Series Obligors covering a period of at least 12 months beginning after the Effective Date which will satisfy the provisions of Section 11(a) of the Act and Rule 158 of the Commission promulgated thereunder.

                  (d) The Series Obligors will furnish to you copies of the Registration Statement (one of which will be signed and will include all exhibits), the Prospectus and all amendments and supplements to such documents, in each case as soon as available and in such quantities as you reasonably request.

                  (e) The Series Obligors will endeavor to qualify the Offered Notes for sale under the securities or Blue Sky laws of such jurisdictions as you shall reasonably request and the determination of the eligibility for investment of the Offered Notes under the laws of such jurisdictions as you may designate and will continue such qualifications in effect so long as required for the distribution of the Offered Notes; provided, however, that none of ABS, ALRC IV or ALRC V shall be obligated to qualify to do business in any jurisdiction where such qualification would subject ABS, ALRC IV or ALRC V, as the case may be, to general or unlimited service of process in any jurisdiction where it is not now so subject.

                  (f) For a period from the date of the Underwriting Agreement until the retirement of the Offered Notes, ABS, as Servicer, will furnish to you copies of each certificate and the annual statements of compliance delivered to the Trustee pursuant to Section 6.07 of the Master Facility Agreement and the annual independent certified public accountant's servicing reports furnished to the Trustee pursuant to Section 6.08 of the Master Facility Agreement, by first class mail as soon as practicable after such Offered Notes, statements and reports are furnished to the Trustee.

                  (g) So long as any Offered Note is outstanding, the Series Obligors will furnish to you, by first-class mail as soon as practicable (i) all documents concerning the Offered Notes distributed by ABS to Noteholders, or filed with the Commission pursuant to the



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Securities Exchange Act of 1934, as amended (the "Exchange Act"), (ii) any order of the Commission under the Act or the Exchange Act in regard to the Series Obligors or to ABS, or pursuant to a "no-action" letter obtained from the staff of the Commission by the Series Obligors or ABS and affecting the Series
Obligors or ABS and (iii) from time to time, such other information concerning the Series Obligors as you may reasonably request.

                  (h) Whether or not the transactions contemplated by the Underwriting Agreement are consummated or the Underwriting Agreement is terminated for any reason, except a default by you hereunder, ABS will pay all expenses incident to the performance of ABS's and the Series Obligors' obligations under the Underwriting Agreement and will reimburse the Underwriters for any expenses of the Underwriters for such fees and disbursements of counsel or such printing costs and expenses, incurred by them in connection with qualification of the Offered Notes for sale and determination of the eligibility of the Offered Notes for investment under the laws of such jurisdictions as you designate (other than any expenses relating to the jurisdictions of Connecticut, Illinois, Indiana, Louisiana, Massachusetts, Michigan, Missouri, New Jersey, Ohio and Pennsylvania) and the printing of memoranda relating thereto, for any fees charged by investment rating agencies for the rating of the Offered Notes, for any filing fee of the National Association of Securities Dealers, Inc. relating to the Offered Notes, and for expenses incurred in distributing the Prospectus (including any amendments and supplements thereto).

                  (i) To the extent, if any, that any of the ratings provided with respect to the Offered Notes by Fitch IBCA, Inc., Moody's Investors Service, Inc. or Standard & Poor's Ratings Group are conditional upon the furnishing of documents or the taking of any other actions by the Series Obligors, the Series Obligors shall furnish such documents and take any such other actions.

            7. Conditions of the Obligations of the Underwriters. The obligation of the Underwriters to purchase and pay for the Offered Notes will be subject to the accuracy of the representations and warranties on the part of the Series Obligors herein, to the accuracy of the statements of officers of the Series Obligors made pursuant to the provisions hereof, to the performance by the Series Obligors of their obligations hereunder and to the following additional conditions precedent:

                  (a) On or prior to the date of the Underwriting Agreement, you shall have received a letter, dated the date of the Underwriting Agreement, of Arthur Andersen LLP, confirming that they are independent public accountants within the meaning of the Act and the applicable published Rules and Regulations thereunder, substantially in the form heretofore agreed to and otherwise in form and in substance satisfactory to you and your counsel.

                  (b) The Prospectus shall have been filed with the Commission in accordance with the Rules and Regulations and Section 6(a) of the Underwriting Agreement; and, prior to the Closing Date, no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been instituted or, to the knowledge of the Series Obligors or you, shall be contemplated by the Commission.

                  (c) Subsequent to the execution and delivery of the Underwriting Agreement, there shall not have occurred (i) any change, or any development involving a prospective change, in or affecting particularly the business or properties of the Series Obligors, ABS or Advanta Corp. which, in your judgment, materially impairs the investment quality of the Offered Notes;
(ii) any downgrading in the rating of any debt securities of the Series
Obligors,



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ABS or Advanta Corp. by any "nationally recognized statistical rating organization" (as defined for purposes of Rule 436(g) under the Act), or any public announcement that any such organization has under surveillance or review its rating of any such debt securities (other than an announcement with positive implications of a possible upgrading, and no implication of a possible downgrading, of such rating), (iii) any suspension or limitation of trading in securities generally on the New York Stock Exchange, or any setting of minimum prices for trading on such exchange, or any suspension of trading of any securities of the Series Obligors, ABS or Advanta Corp. on any exchange or in the over-the-counter market; (iv) any banking moratorium declared by Federal, Delaware or New York authorities; or (v) any outbreak or escalation of major hostilities in which the United States is involved, any declaration of war by Congress or any other substantial national or international calamity or emergency if, in your judgment, the effect of any such outbreak, escalation, declaration, calamity or emergency makes it impractical or inadvisable to proceed with completion of the sale of and payment for the Offered Notes.

                  (d) You shall have received an opinion, dated the Closing Date, of Cole Silver, General Counsel for ABS, to the effect that:

                  (i) ABS is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Such opinion shall be based solely upon the review of a certificate issued by the Secretary of State of the State of Delaware dated February ____, 1998.

                  (ii) ABS is an active corporation authorized to do business and in good standing in the State of New Jersey. Such opinion shall be based solely upon the review of a "Short Form Standing" certificate issued by the Secretary of State of the State of New Jersey dated February ___, 1998.

                  (iii) Each of ALRC IV and ALRC V is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada. Such opinion shall be based solely upon the review of a "Certificate of Existence with Status in Good Standing" for each issued by the Secretary of State of the State of Nevada dated February ___, 1998.

                  (iv) Each of ABS, ALRC IV and ALRC V has taken all necessary corporate action to authorize the execution and delivery of each of the Transaction Documents to which it is a party and the performance of its obligations thereunder.

                  (v) The execution and delivery of each of the Transaction Documents to which ABS, ALRC IV or ALRC V is a party, and its respective performance of its obligations thereunder, will not (i) contravene, or constitute a default under, any provision of applicable law or regulation or of its certificate (or articles) of incorporation or bylaws or of any agreement, judgment, injunction, order, decree or other instrument binding upon such company. Such opinion shall be based upon actual knowledge.

                  (vi) Based on actual knowledge, there is no action, suit or other proceeding against ABS, ALRC IV or ALRC V that would materially adversely affect the business or financial condition of such party or that would materially adversely affect the ability of such company to perform its obligations under the Transaction Documents to which it is a party.



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                  (vii) Each of ABS, ALRC IV and ALRC V has the corporate power and authority to own its properties and to conduct its business as presently conducted.

                  (e) You shall have received an opinion dated the closing date, of Dewey Ballantine LLP, special counsel to ALRC IV, ALRC V and ABS, to the effect that

                  (i) Each of the respective Transaction Documents constitutes the legal, valid and binding agreement of ABS, the Obligors' Agent, the Servicer, ALRC IV and ALRC V and each is enforceable against ABS, the Obligors' Agent, the Servicer, ALRC IV and ALRC V in accordance with its terms.

                  (ii) The Offered Notes, assuming the due and valid execution, authentication and delivery by the Trustee in accordance with the terms of the Master Facility Agreement and Series 1998-1 Supplement and payment pursuant to the Underwriting Agreement, are validly issued and outstanding and is entitled to the benefits of the Master Facility Agreement and Series 1998-1 Supplement.

                  (iii) The Registration Statement and the Prospectus (other than the financial and statistical data included therein), at the time the Registration Statement became effective, as of the date of execution of the Underwriting Agreement and as of the date hereof comply as to form in all material respects with the requirements of the Act and the rules and regulations thereunder, and the Exchange Act and the rules and regulations thereunder, and to the best of counsel's knowledge there is no amendment to the Registration Statement required to be filed, or of any contracts, indentures or other documents of a character required to be filed as an exhibit to the Registration Statement or required to be described in the Registration Statement or the Prospectus, which has not been filed or described as required.

                  (iv) The Registration Statement is effective, and to the best of counsel's knowledge, the Commission has not issued any stop order suspending the effectiveness of the Registration Statement or any order directed to any prospectus relating to the Offered Notes (including the Prospectus), and has not initiated or threatened any proceeding for that purpose. The statements under the caption "Description of the Notes" in the Prospectus Supplement provide a fair and adequate summary of the Offered Notes, the Master Facility Agreement, the Series 1998-1 Supplement, the Contribution Agreement and the Contribution Agreement Supplement. The statements under the caption "Material Federal Income Tax Considerations" and "ERISA Considerations" in the Prospectus, insofar as such statements purport to summarize certain provisions of Federal or of New York State law, provide a fair and accurate summary of such provisions.

                  (v) The Agreement has been duly qualified under the Trust Indenture Act of 1939, as amended.

                  (vi) None of ABS, the Servicer, ALRC IV, ALRC V nor the Obligors' Agent is an "investment company" or a company "controlled" by an "investment company" within the meaning of the Investment Company Act.

                  (f) For federal income tax purposes the Offered Notes will be treated as indebtedness of the Series Obligors.

                  (g) You shall have received from _________ counsel for the Underwriters, such opinion or opinions, dated the Closing Date, with respect to such matters relating to this transaction as you may require, and ABS shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters.

                  (h) You shall have received a certificate from ALRC IV, dated the Closing Date, of a Vice President or senior officer in which such officer, to the best of his or her knowledge after reasonable investigation, shall state that (u) the representations and warranties of ALRC IV in the Underwriting Agreement are true and correct in all material respects on and as of the Closing Date, (v) ALRC IV has complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date, (w) no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or are threatened by the Commission, (x) nothing has come to such officers' attention that would lead such officers to believe that the Registration Statement or the Prospectus, and any amendment or supplement thereto, as of its date and as of the Closing Date, contained an untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, and (y) subsequent to the date of the Prospectus, there has been no material adverse change in the financial position or results of operation of ALRC IV business except as set forth in or contemplated by the Prospectus or as described in such certificate.

                  (i) You shall have received a certificate from ALRC V, dated the Closing Date, of a Vice President or senior officer in which such officer, to the best of his or her knowledge after reasonable investigation, shall state that (u) the representations and warranties of ALRC V in the Underwriting Agreement are true and correct in all material respects on and as of the Closing Date, (v) ALRC V has complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date, (w) no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or are threatened by the Commission, (x) nothing has come to such officers' attention that would lead such officers to believe that the Registration Statement or the Prospectus, and any amendment or supplement thereto, as of its date and as of the Closing Date, contained an untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, and (y) subsequent to the date of the Prospectus, there has been no material adverse change in the financial position or results of operation of ALRC V business except as set forth in or contemplated by the Prospectus or as described in such certificate.

                  (j) You shall have received an opinion of Thacher Proffit & Wood, counsel to the Trustee, addressed to you, dated the Closing Date, satisfactory in form and substance to you and your counsel and substantially to the effect that:

                  (i) The Trustee is a New York Banking corporation and is authorized thereunder to transact the business of banking and to exercise fiduciary powers.

                  (ii) Each of the Transaction Documents has been duly and validly authorized, executed and delivered by the Trustee, and constitutes the legal, valid, binding and enforceable obligations of the Trustee, except as enforceability may be limited by (i) bankruptcy, insolvency, liquidation, receivership, moratorium, reorganization, arrangement, or other similar laws relating to bank insolvency (including the Federal Deposit Insurance Act) and affecting the enforcement of the rights of creditors generally, whether now or hereinafter in effect, and (ii) general principles of equity, whether enforcement is sought in a proceeding in equity or at law.


                  (k) You shall have received evidence satisfactory to you that the Class A Notes shall be rated ___ by Fitch IBCA, Inc., ___ by Moody's Investors Service, Inc. and ___ by Standard & Poor's Ratings Group, the Class B Notes shall be rated no lower than ___ by Fitch IBC, Inc., no lower than ___ by Moody's Investors Service, Inc. and no lower than ___ by Standard & Poor's Ratings Group and the Class C Notes shall be rated no lower than ___ by Fitch IBCA, Inc., no lower than ___ by Moody's Investors Service, Inc. and no lower than ___ by Standard & Poor's Ratings Group. The Series Obligors will furnish you with such conformed copies of such opinions, Offered Notes, letters and documents as you reasonably request.

            8. Indemnification and Contribution. Error! Bookmark not defined.
(a) ABS will indemnify and hold harmless the Underwriters against any losses, claims, damages or liabilities, joint or several, to which the Underwriters may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, the Prospectus, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse the Underwriters for any legal or other expenses reasonably incurred by the Underwriters in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that the foregoing indemnity shall not inure to the benefit of any Underwriter (or to the benefit of any person controlling such Underwriter) from whom the person asserting any such losses, claims, damages or liabilities purchased Offered Notes if such untrue statement or omission or alleged untrue statement or omission made in the Preliminary Prospectus is eliminated or remedied in the Prospectus (as amended or supplemented if the Series Obligors and ABS shall have furnished any amendments or supplements thereto) and, if required by law, a copy of the Prospectus (as so amended or supplemented) shall not have been furnished to such person at or prior to the written confirmation of the sale of such Offered Notes to such person; provided further, however, that ABS will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement in or omission or alleged omission from any of such documents in reliance upon and in conformity with written information furnished to the Series Obligors and ABS by the Underwriters specifically for use therein.

                  (b) The Underwriters agree, severally and not jointly, to indemnify and hold harmless the Series Obligors and ABS against any losses, claims, damages or liabilities to which the Series Obligors or ABS may become subject, under the Act or otherwise and will reimburse any legal or other expenses reasonably incurred by the Series Obligors or ABS in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, the Prospectus, or any amendment or supplement thereto, or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Series Obligors or ABS by the Underwriters specifically for use therein, and will reimburse any legal or other expenses reasonably incurred by the Series Obligors or ABS in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred.

                  (c) Promptly after receipt by an indemnified party under this section of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under subsection (a) or (b) above, notify the indemnifying party of the commencement thereof; but the omission so to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party otherwise than under subsection (a) or (b) above. In case any such action is brought against any indemnified party and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party under this section for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation.

                  (d) If the indemnification provided for in this section is unavailable or insufficient to hold harmless an indemnified party under subsection (a) or (b) above, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages or liabilities referred to in subsection (a) or (b) above (i) in such proportion as is appropriate to reflect the relative benefits received by the Series Obligors or ABS on the one hand and the Underwriters on the other from the offering of the Offered Notes, or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of Series Obligors and ABS on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities as well as any other relevant equitable considerations. The relative benefits received by Series Obligors and ABS on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) of the Offered Notes received by the Series Obligors and ABS bear to the total underwriting discounts and commissions received by the Underwriters with respect to the Offered Notes. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Series Obligors and ABS or the Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission with respect to the Offered Notes. The amount paid by an indemnified party as a result of the losses, claims, damages or liabilities referred to in the first sentence of this subsection (d) shall be deemed to include any other expenses reasonably incurred by such indemnified party in connection with investigating or defending any action or claim which is the subject of this subsection (d). Notwithstanding the provisions of this subdivision (d), the Underwriters shall not be required to contribute any amount in excess of the amount by which the total price at which the Offered Notes underwritten by the Underwriters and distributed to the public were offered to the public exceeds the amount of any damages which the Underwriters have otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission with respect to the Offered Notes. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

                  (e) The obligations of the Series Obligors and ABS under this Section shall be in addition to any liability which the Series Obligors and ABS may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls the Underwriters within the meaning of the Act; and the obligations of the Underwriters under this section shall be in addition to any liability which the Underwriters may otherwise have and shall extend, upon the same terms and conditions, to each director of the Series Obligors and ABS, to each officer of the Series Obligors and ABS who has signed the Registration Statement and to each person, if any, who controls either Bank within the meaning of the Act.

            9. Survival of Certain Representations and Obligations. The respective indemnities, agreements, representations, warranties and other statements of the Series Obligors and ABS or their officers and of the Underwriters set forth in or made pursuant to the Underwriting Agreement will remain in full force and effect, regardless of any investigation, or statement as to the results thereof, made by or on behalf of the Underwriters, the Series Obligors and ABS or any of their respective representatives, officers or directors or any controlling person, and will survive delivery of and payment for the Offered Notes. If the Underwriting Agreement is terminated or if for any reason other than default by the Underwriters the purchase of the Offered Notes by the Underwriters is not consummated, the Series Obligors and ABS shall remain responsible for the expenses to be paid or reimbursed by it pursuant to Section 6 and the respective obligations of the Series Obligors and ABS and the Underwriters pursuant to Section 8 shall remain in effect. If for any reason the purchase of the Offered Notes by the Underwriters is not consummated other than solely because of the occurrence of any event specified in clause (iii), (iv) or
(v) of Section 7(c), the Series Obligors and ABS will reimburse the Underwriters for all out-of-pocket expenses (including reasonable fees and disbursements of counsel and reasonable costs and expenses of printing to the extent set forth in
Section 6(h)) reasonably incurred by them in connection with the offering of the Offered Notes.

            10. Computational Materials and ABS Term Sheets. Error! Bookmark not defined. (a) Each Underwriter agrees to provide to the Series Obligors and ABS, not less than two Business Days prior to the date on which the Series Obligors and ABS are required to file the Prospectus pursuant to Rule 424(b), any information used by it (in such written or electronic format as required by the Series Obligors and ABS) with respect to the offering of the Offered Notes that constitutes "Computational Materials," as defined in the Commission's No-Action Letter, dated May 20, 1994, addressed to Kidder, Peabody Acceptance Corporation I, Kidder, Peabody & Co. Incorporated and Kidder Structured Asset Corporation (as made generally applicable to registrants, issuers and underwriters by the Commission's response to the request of the Public Securities Association dated May 27, 1994 (the "Kidder/PSA Letter")), that is not contained in the Prospectus or the Preliminary Prospectus (without taking into account information incorporated therein by reference).

                  (b) Each Underwriter agrees to provide to the Series Obligors and ABS, not less than two Business Days prior to the date on which the Series Obligors and ABS is required to file the Prospectus pursuant to Rule 424(b), any information used by it (in such written or electronic format as required by the Series Obligors and ABS) with respect to the offering of the Offered Notes that constitutes "ABS Term Sheets", as defined in the Commission's No-Action Letter, dated February 17, 1995, addressed to the Public Securities Association, that is not contained in the Prospectus or the Preliminary Prospectus (without taking into account information incorporated therein by reference).

                  (c) Each Underwriter severally agrees, assuming all information provided by the Series Obligors and ABS is accurate and complete in all material respects, to indemnify and hold harmless the Series Obligors and ABS, each of the officers and directors of the Series Obligors and ABS and each person who controls the Series Obligors and ABS within the meaning of Section 15 of the Act against any and all losses, claims, damages or liabilities, joint or several, to which they may become subject under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement of a material fact contained in the Computational Materials or ABS Term Sheets, if any, provided by the Underwriter, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, and agrees to reimburse each such indemnified party for any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending or preparing to defend any such loss, claim, damage, liability or action as such expenses are incurred. The obligations of the Underwriter under this Section 10(c) shall be in addition to any liability that the Underwriter may otherwise have.

            The procedures set forth in Sections 8(c) and 8(d) shall be equally applicable to this Section 10(c).

            11. Notices. All communications hereunder will be in writing and, if sent to the Underwriters, will be mailed, delivered or telegraphed and confirmed to the Representative.

            12. Counterparts. The Underwriting Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same Agreement.

            13. Applicable Law. THE UNDERWRITING AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

            14. Financial Services Act. Each Underwriter represents and warrants to, and agrees with, the Series Obligors and ABS that (w) it has complied and shall comply with all applicable provisions of the Financial Services Act 1986 and the Public Offers of Securities Regulations 1995 (the "Regulations") with respect to anything done by it in relation to the Offered Notes in, from or otherwise involving the United Kingdom; (x) it has only issued or passed on and shall only issue or pass on in the United Kingdom any document received by it in connection with the issue of the Offered Notes to a person who is of a kind described in Article 9(3) of the Financial Services Act 1986 (Investment Advertisements) (Exemptions) Order 1995 or who is a person to whom the document may otherwise lawfully be issued or passed on; (y) it has not offered or sold and, during the period of six months from the date hereof, will not offer or sell any Offered Notes to persons in the United Kingdom except to persons whose ordinary activities involve them in acquiring, holding, managing, or disposing of investments (as principal or agent) for the purposes of their businesses or otherwise in circumstances which have not resulted and will not result in an offer to the public in the United Kingdom within the meaning of the Regulations.

            If you are in agreement with the foregoing, please sign two counterparts hereof and return one to the Series Obligors and ABS whereupon this letter and your acceptance shall become a binding agreement among the Series Obligors and ABS and the Underwriters.

                                        Very truly yours,

                                        ADVANTA BUSINESS SERVICES CORP.



                                        By
                                           -------------------------------------
                                        Name:
                                        Title:

                                        ADVANTA LEASING RECEIVABLES CORP. IV



                                        By
                                           -------------------------------------
                                        Name:
                                        Title:

                                        ADVANTA LEASING RECEIVABLES CORP. V



                                        By
                                           -------------------------------------
                                        Name:
                                        Title:


The foregoing Agreement is
hereby confirmed and accepted
as of the date hereof

[UNDERWRITER]

as Representative of the
   Underwriters set forth herein


By
   -------------------------------
   Name:
   Title:

                                   SCHEDULE A





                                               Principal Amount
                                                      of
            Underwriters                       Class A-1 Notes

                                     $
                                      ----------------------------------
                                     $
                                      ----------------------------------
                                     $
                                      ----------------------------------


                                               Principal Amount
                                                      of
            Underwriters                       Class A-2 Notes
                                     $
                                      ----------------------------------
                                     $
                                      ----------------------------------
                                     $
                                      ----------------------------------


                                               Principal Amount
                                                      of
            Underwriters                       Class A-3 Notes
                                     $
                                      ----------------------------------
                                     $
                                      ----------------------------------
                                     $
                                      ----------------------------------


                                               Principal Amount
                                                      of
            Underwriters                       Class A-4 Notes
                                     $
                                      ----------------------------------
                                     $
                                      ----------------------------------
                                     $
                                      ----------------------------------

                                               Principal Amount
                                                      of
            Underwriters                        Class B Notes
                                     $
                                      ----------------------------------
                                     $
                                      ----------------------------------
                                     $
                                      ----------------------------------


                                               Principal Amount
                                                      of
            Underwriters                        Class C Notes
                                     $
                                      ----------------------------------
                                     $
                                      ----------------------------------
                                     $
                                      ----------------------------------